UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The general partner (the “General Partner”) of CrossAmerica Partners LP (the “Partnership”) (NYSE: CAPL), a publicly traded Delaware limited partnership, is owned and controlled by CST Brands, Inc. (“CST Brands”) (NYSE: CST), a publicly traded Delaware corporation.

Drop Down of Fuel Supply Interests and NTIs

On June 15, 2015, the Partnership entered into a Fuel Supply Contribution Agreement (the “Fuel Contribution Agreement”) with CST Brands and CST Services LLC (“CST Services”), an indirect wholly owned subsidiary of CST Brands, pursuant to which CST Services will contribute a 12.5% limited partner interest in CST Fuel Supply LP (“CST Fuel”) to the Partnership in exchange for aggregate consideration of approximately $126.0 million, to be paid as follows: (a) 3,303,208 common units representing limited partner interests in the Partnership (“Common Units”), the value of which is based on a price per Common Unit equal to the volume-weighted average trading price per Common Unit on the New York Stock Exchange for the 20-day trading period ending on the last business day immediately prior to the execution date of the Fuel Contribution Agreement, and (b) cash in the amount of $17,527,610.

Also on June 15, 2015, the Partnership entered into a Real Estate Contribution Agreement (the “NTI Contribution Agreement”) with CST Diamond Holdings LLC, Skipper Beverage Company, LLC, CST Shamrock Stations, Inc., CST Arizona Stations, Inc. and Big Diamond, LLC (collectively, the “CST Subsidiaries”), CST Brands and Lehigh Gas Wholesale Services, Inc. (“LGWS”) pursuant to which certain of the CST Subsidiaries will contribute the membership interests in newly formed entities that will hold the real property associated with 29 “new to industry” stores (the “NTIs”) to the Partnership in exchange for aggregate consideration of approximately $135.5 million, to be paid a follows: (a) 338,098 Common Units, the value of which is based on a price per Common Unit equal to the volume-weighted average trading price per Common Unit on the New York Stock Exchange for the 20-day trading period ending on the last business day immediately prior to the execution date of the NTI Contribution Agreement, and (b) cash in the amount of $124,397,390.

The transactions contemplated by the Fuel Contribution Agreement and NTI Contribution Agreement are conditioned upon one another and, subject to customary closing conditions, including the availability of sufficient borrowing capacity under the Partnership’s credit facility, are expected to close simultaneously during the third quarter of 2015.

The terms of the Fuel Contribution Agreement and the NTI Contribution Agreement were unanimously approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner. The Conflicts Committee, which is composed of the independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist in evaluating and negotiating the transaction. In approving the transaction, the Conflicts Committee determined that the transaction was fair to the Partnership and the holders of the Partnership’s common units (other than CST Brands and its affiliates) based in part on an opinion from its independent financial advisor that the consideration to be issued and paid by the Partnership is fair, from a financial point of view, to the holders of the Partnership’s common units (other than CST Brands and its affiliates).

Fuel Supply Contribution

Pursuant to the Fuel Contribution Agreement, the Partnership will acquire a 12.5% limited partner interest in CST Fuel, increasing the Partnership’s total interest in CST Fuel to 17.5%.

CST Fuel owns 100% of the issued and outstanding membership interests in CST Marketing and Supply LLC (“CSTMS”), which is a party to a fuel supply agreement with Valero Energy Corporation. CSTMS is also a party to a fuel distribution agreement with CST Services and certain subsidiaries of CST Services (such subsidiaries, the “Purchasers”), pursuant to which CSTMS, on an annual basis for at least 10 years from January 1, 2015, sells and delivers to the Purchasers no less than 1.57 billion gallons of branded and unbranded motor fuels at a fixed net margin of $0.05 per gallon for resale at retail sites operated by the Purchasers.

CST Brands and the Partnership have made customary representations, warranties and covenants in the Fuel Contribution Agreement. The Fuel Contribution Agreement also provides for indemnification by the Partnership and its subsidiaries and by CST Brands and its affiliates (other than the Partnership and its subsidiaries) to each other under certain circumstances; provided, however, that neither the Partnership and its subsidiaries nor CST Brands and its affiliates shall be liable to the other for losses in excess of 20% of the dollar value of the aggregate consideration paid under the Fuel Contribution Agreement as of the closing date, subject to certain exceptions.

NTI Contribution

Pursuant to the NTI Contribution Agreement, the Partnership will acquire from certain of the CST Subsidiaries the membership interests in three newly formed entities (the “NTI Entities”) that hold, collectively, the real property associated with the 29 NTIs (excluding the underground storage tanks). Immediately after such acquisition, the Partnership will contribute the membership interests in the NTI Entities to LGWS.

After the closing, the NTI Entities will lease the real property associated with the NTIs back to certain subsidiaries of CST Brands, who will continue to operate the sites pursuant to a triple net lease at a lease rate of 7.5%. Each lease will have a ten-year initial term and provide for additional renewal terms, subject to predetermined increases in the lease rate. Pursuant to a separate guaranty agreement, CST Brands will guarantee the CST Subsidiaries’ payments under each lease.

CST Brands, the CST Subsidiaries, the Partnership and LGWS have made customary representations, warranties and covenants in the NTI Contribution Agreement. The NTI Contribution Agreement also provides for indemnification by the Partnership, LGWS and the NTI Entities and by CST Brands and the CST Subsidiaries to each other under certain circumstances, provided, however, that neither the Partnership, LGWS and the NTI Entities nor CST Brands and the CST Subsidiaries shall be liable to the other for losses in excess of 20% of the dollar value of the aggregate consideration paid under the NTI Contribution Agreement as of the closing date, subject to certain exceptions.

The foregoing description of the Fuel Contribution Agreement and the NTI Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Fuel Contribution Agreement and the NTI Contribution Agreement, which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The registrant has omitted schedules, exhibits and similar attachments to the Fuel Contribution Agreement and the NTI Contribution Agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The Fuel Contribution Agreement and the NTI Contribution Agreement and the above description of the Fuel Contribution Agreement and the NTI Contribution Agreement have been included to provide investors and securityholders with information regarding the terms of the Fuel Contribution Agreement and the NTI Contribution Agreement. The disclosures made herein are not intended to provide any other factual information about the Partnership, CST Brands, or their respective subsidiaries or affiliates. The Fuel Contribution Agreement and the NTI Contribution Agreement contain representations and warranties of each of the Partnership and certain of its subsidiaries and CST Brands and certain of its subsidiaries (excluding the Partnership) made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Fuel Contribution Agreement and the NTI Contribution Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Fuel Contribution Agreement and the NTI Contribution Agreement. Moreover, the representations and warranties in the Fuel Contribution Agreement and the NTI Contribution Agreement were used for the purpose of allocating risk between the Partnership and certain of its subsidiaries and CST Brands and certain of its subsidiaries (excluding the Partnership).

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, on June 15, 2015, the Partnership agreed to, at the closing of the Fuel Contribution Agreement and the NTI Contribution Agreement, issue 3,641,306 Common Units in the aggregate to CST Services and the CST Subsidiaries in exchange for a 12.5% limited partner interest in CST Fuel and 100% of the membership interests in the NTI Entities. This issuance of Common Units will be made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

The Partnership has agreed to purchase the 41 company-operated One Stop convenience store network based in Charleston, West Virginia, along with 4 commission agent sites, 9 dealer fuel supply agreements and one freestanding franchised quick service restaurant for approximately $42.0 million in cash (the “One Stop Acquisition”).

Of the 45 company-operated and commission agent sites, 30 are owned fee simple locations. Five of the company-operated locations have quick service restaurants. For the twelve month period ended December 31, 2014, the aggregate 54 sites sold approximately 36 million gallons of motor fuel primarily under the Marathon and Exxon fuel brands, and had approximately $40.5 million in inside sales.

The One Stop Acquisition is expected to close during the third quarter of 2015, subject to customary closing conditions, including the availability of sufficient borrowing capacity under the Partnership’s credit facility.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
2.1	Fuel Supply Contribution Agreement, dated as of June 15, 2015, by and among CST Brands, Inc., CST Services LLC and CrossAmerica Partners LP
2.2
Real Estate Contribution Agreement, dated as of June 15, 2015, by and among CST Brands, Inc., CST Diamond Holdings LLC, Big Diamond, LLC, Skipper Beverage Company, LLC, CST Shamrock Stations, Inc., CST Arizona Stations, Inc., CrossAmerica Partners LP and Lehigh Gas Wholesale Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Clayton E. Killinger
	Name:	Clayton E. Killinger
	Title:	Executive Vice President and Chief Financial Officer

June 15, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Fuel Supply Contribution Agreement, dated as of June 15, 2015, by and among CST Brands, Inc., CST Services LLC and CrossAmerica Partners LP
2.2
Real Estate Contribution Agreement, dated as of June 15, 2015, by and among CST Brands, Inc., CST Diamond Holdings LLC, Big Diamond, LLC, Skipper Beverage Company, LLC, CST Shamrock Stations, Inc., CST Arizona Stations, Inc., CrossAmerica Partners LP and Lehigh Gas Wholesale Services, Inc.